Exhibit 10.27

AMENDMENT #1 TO BIOATLA, INC.

EMPLOYEE STOCK PURCHASE PLAN

Pursuant to the authority reserved to it in Section 20 of the BioAtla, Inc. 2020 Employee Stock Purchase Plan, adopted December 7, 2020 and as amended from time to time (the “Plan”), the Board of Directors of BioAtla, Inc. (the “Board”) hereby amends the Plan as follows, effective September 14, 2021:

1. Section 4(a) of the Plan is hereby amended in its entirety to read as follows:

“Offering Periods. The offering periods of this Plan (each, an “Offering Period”) may be of up to twenty-four (24) months duration and shall commence and end at the times designated by the Committee.”

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To record the adoption of this Amendment #1 to the Plan, the Board has caused its authorized officer to execute this Amendment.

BIOATLA, INC.

By:

/s/ Jay M. Short, Ph.D.
Jay M. Short, Ph.D. Chief Executive Officer and Director (Principal Executive Officer)